UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 17, 2016
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On October 17, 2016, the Board of Directors of Millington Bank (the "Bank"), a wholly-owned subsidiary of MSB Financial Corp. (the "Registrant") approved an amendment to the Millington Savings Bank Directors Consultation and Retirement Plan (the "DCRP) providing for its termination effective as of September 1, 2016.  After such date, there will be no further service credits earned for continued service as a director of the Bank, and no benefits acceleration will occur as a result of a future disability or death of a participant or a change in control of the Bank.  The accrued value of benefits obligations of participants under the DCRP (less any payments made to participants in the ordinary course of business between September 1, 2016 and the date of distribution) will be paid as a lump-sum payment on January 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: October 21, 2016		Michael A. Shriner President and Chief Executive Officer